Exhibit 99.1

Investor Contact	Media Contact
Olga Guyette, Director-Investor Relations	Josh Gitelson, Director-Communications
(781) 356-9763	(781) 356-9776
olga.guyette@haemonetics.com	josh.gitelson@haemonetics.com

Haemonetics Reports Third Quarter and Year-to-Date Fiscal 2022 Results; Updates Fiscal 2022 Guidance

Boston, MA, February 8, 2022 - Haemonetics Corporation (NYSE: HAE) reported financial results for its third quarter and year-to-date fiscal 2022, which ended January 1, 2022:

		3rd Quarter 2022	YTD 2022
■	Revenue, increase	$260 million, 8%	$728 million, 13%
■	Organic[1] revenue (decrease)/increase	(0.8%)	3%
■	Earnings per diluted share	$0.45	$0.65
■	Adjusted earnings per diluted share	$0.84	$1.93
■	Cash flow from operating activities	$62 million	$104 million
■	Free cash flow before restructuring & restructuring related costs	$45 million	$76 million
	[1] Excludes the impact of currency fluctuation, strategic exits of product lines, acquisitions and divestitures.

Chris Simon, Haemonetics’ CEO, stated: “Our third-quarter results reflect our agility and resilience in meeting the challenges of the pandemic on U.S. blood and plasma collections and some hospital products. Plasma collections improved and we continued to convert customers to our latest NexSys and Persona technologies, while our Hospital business delivered double-digit growth and a new record quarter for sales in Hemostasis Management and Vascular Closure. Our Operational Excellence Program continues to strengthen our manufacturing and supply capabilities, contributing to significantly improved gross margins and partially offsetting COVID-related pressures."

GAAP RESULTS

Third quarter fiscal 2022 revenue was $259.8 million, up 8.1% compared with the third quarter of fiscal 2021. Business unit revenue and growth rates compared with the prior year period were as follows:

($ millions)	3rd Quarter 2022 Reported
Plasma	$96.5	(5.4%)
Hospital	$82.3	56.3%
Blood Center	$75.7	(6.5%)
Net business unit revenue	$254.5	8.0%
Service	$5.3	9.8%
Total net revenue	$259.8	8.1%

Gross margin was 53.3% in the third quarter of fiscal 2022, compared with 50.0% in the third quarter of fiscal 2021. Operating expenses were $102.9 million in the third quarter of fiscal 2022, compared with $79.8 million in the third quarter of fiscal 2021. The Company had operating income of $35.7 million and a 13.7% operating margin in the third quarter of fiscal 2022, compared with operating income of $40.4 million and an operating margin of 16.8% in the third quarter of fiscal 2021. The income tax rates were 26% and 15% in the third quarters of fiscal 2022 and fiscal 2021, respectively. Third quarter fiscal 2022 net income and earnings per diluted share were $23.2 million and $0.45, respectively, compared with net income and earnings per diluted share of $31.9 million and $0.62, respectively, in the third quarter of fiscal 2021.

ADJUSTED RESULTS

Organic revenue for the third quarter of fiscal 2022 was down 0.8% compared with the same period of fiscal 2021. Business unit organic revenue growth rates compared with the prior year period were as follows:

3rd Quarter 2022 Organic
Plasma	(2.0%)
Hospital	10.5%
Blood Center	(7.3%)
Net business unit revenue	(1.0%)
Service	9.3%
Total net revenue	(0.8%)

Within Hospital, organic revenue growth in the Hemostasis Management product line was 18.4% in the third quarter of fiscal 2022 compared with the same period of fiscal 2021.

Third quarter fiscal 2022 adjusted gross margin was 54.9%, up 15.4% compared with the prior year period. The primary drivers of this improvement were the acquisition of our Vascular

Closure business, productivity savings from the Operational Excellence Program, price and favorable product mix, partially offset by inflationary pressures in our global manufacturing and supply chain.

Adjusted operating expenses in the third quarter of fiscal 2022 were $83.8 million, up $12.8 million, or 18.1%, compared with the prior year period. The increase in adjusted operating expenses was primarily driven by the acquisition of our Vascular Closure business and an increase in freight costs. Adjusted operating income for the third quarter of fiscal 2022 was $58.8 million, up $6.2 million or 11.8%, and adjusted operating margin was 22.6%, up 70 basis points compared with the third quarter of fiscal 2021. The adjusted income tax rate was 21% in the third quarter of fiscal 2022 compared with an adjusted income tax rate of 16% in the third quarter of fiscal 2021.

Third quarter fiscal 2022 adjusted net income was $42.9 million, up $1.5 million or 3.5%, and adjusted earnings per diluted share was $0.84, up 3.7% compared with the third quarter of fiscal 2021.

RESTRUCTURING AND RESTRUCTURING RELATED COSTS, DEAL AMORTIZATION AND CERTAIN OTHER COSTS

The Company incurred restructuring and restructuring related costs of $5.7 million in the third quarter of fiscal 2022 compared with $3.1 million in the third quarter of fiscal 2021 and deal amortization expenses of $12.2 million in the third quarter of fiscal 2022 compared with $7.8 million in the third quarter of fiscal 2021.

In addition, during the third quarter of fiscal 2022, the Company incurred $2.5 million of costs related to compliance with the European Union Medical Device Regulation and In Vitro Diagnostic Regulation, as compared with $1.2 million of such costs in the third quarter of fiscal 2021.

BALANCE SHEET AND CASH FLOW

Cash on hand at January 1, 2022 was $236.9 million, an increase of $44.6 million since April 3, 2021. During the first nine months of fiscal 2022, the Company had net debt repayments of $13.1 million and received $10.6 million of cash from a divestiture in fiscal 2021.

Cash flow from operating activities was $104.2 million and free cash flow before restructuring and restructuring related costs was $75.8 million during the first nine months of fiscal 2022, compared with $107.3 million and $99.1 million, respectively, in the first nine months of fiscal 2021.

FISCAL 2022 GUIDANCE

The Company updated its previous fiscal 2022 GAAP total revenue growth guidance from 13 – 17% to 12 – 14% and its fiscal 2022 organic revenue growth guidance as follows:

	Previous Organic[1] Guidance	Current Organic[1] Guidance
Total revenue	7 - 10%	5 - 7%
Plasma revenue	10 - 20%	8 - 10%
Hospital revenue	15 - 20%	16 - 18%
Blood Center revenue	(3 - 5%)	(3 - 5%)
[1]Excludes the impact of currency fluctuation, strategic exits of product lines, acquisitions and divestitures and the impact of the 53rd week in fiscal 2021. Reconciliations of reported to organic revenue are provided in the schedules accompanying this release and in the analytical tables referenced below.

Total company GAAP revenue guidance includes $90 - $95 million of revenue related to Vascular Closure. Hospital organic revenue guidance includes a Hemostasis Management organic revenue growth rate in the mid-twenties.

Additionally, the Company affirmed its adjusted operating margin guidance and updated adjusted earnings per diluted share and free cash flow before restructuring and restructuring related costs guidance as follows:

	Previous Guidance	Current Guidance
Adjusted operating margin	18 - 19%	18 - 19%
Adjusted earnings per diluted share	$2.40 - $2.65	$2.45 - $2.55
Free cash flow, before restructuring & restructuring related costs	$115M - $135M	$110M - $120M

WEBCAST CONFERENCE CALL AND RESULTS ANALYSIS

The Company will host a conference call with investors and analysts to discuss third quarter fiscal 2022 results on Tuesday, February 8, 2022 at 8:00am EST. Interested parties may participate by telephone by dialing (877) 848-8880 from within the U.S. or Canada or (716) 335-9512 from international locations, using the access code 1649685. Alternatively, a live webcast of the call can be accessed on Haemonetics’ investor relations website at the following direct link: https://edge.media-server.com/m6/p/qyrbnnofhttps://edge.media-server.com/mmc/p/qdj4xoqw

The Company is posting this press release to its Investor Relations website, in addition to supplemental analytical tables that will be referenced on the webcast. These supplemental analytical tables can be accessed at the following direct link: https://haemonetics.gcs-web.com/static-files/ef7b55ef-4438-44dc-ab9c-0574a6bad75f

ABOUT HAEMONETICS

Haemonetics (NYSE: HAE) is a global healthcare company dedicated to providing a suite of innovative medical products and solutions for customers, to help them improve patient care and reduce the cost of healthcare. Our technology addresses important medical markets: blood and plasma component collection, the surgical suite and hospital transfusion services. To learn more about Haemonetics, visit www.haemonetics.com.

FORWARD-LOOKING STATEMENTS

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Forward-looking statements in this press release may include, without limitation, statements regarding (i) plans and objectives of management for operations of the Company, including plans or objectives related to the development and commercialization of, and regulatory approvals related to, the Company’s products and plans or objectives related to the Operational Excellence Program; (ii) estimates or projections of financial results, financial condition, capital expenditures, capital structure or other financial items, (iii) the impact of the COVID-19 pandemic on the Company’s operations, availability and demand for its products, and future financial performance, and (iv) the assumptions underlying or relating to any statement described in points (i), (ii) or (iii) above. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon the Company’s current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the impact of the COVID-19 pandemic, including the scope and duration of the outbreak; government actions and restrictive measures implemented in response; availability and demand for the Company’s products; the Company’s ability to implement as planned and realize estimated cost savings from the Operational Excellence Program; the Company’s ability to execute business continuity plans; risks arising from the Company’s acquisition of Cardiva Medical Inc., including any failure to realize the anticipated benefits of the transaction; technological advances in the medical field and standards for transfusion medicine and the Company’s ability to successfully offer products that incorporate such advances and standards; product quality; market acceptance; regulatory uncertainties, including in the receipt or timing of regulatory approvals; the effect of economic and political conditions; the impact of competitive products and pricing; blood product reimbursement policies and practices; and the effect of industry consolidation as seen in the plasma market. These and other factors are identified and described in more detail in the Company’s periodic reports and other filings with the U.S. Securities and Exchange Commission (the “SEC”). The Company does not undertake to update these forward-looking statements.

MANAGEMENT’S USE OF NON-GAAP MEASURES

This press release contains financial measures that are considered “non-GAAP” financial measures under applicable SEC rules and regulations. Management uses non-GAAP measures to monitor the financial performance of the business, make informed business decisions, establish budgets and forecast future results. Performance targets for management are also based on certain non-GAAP financial measures. These non-GAAP financial measures should be considered supplemental to, and not a substitute for, the Company’s reported financial results prepared in accordance with U.S. GAAP. In this release, supplemental non-GAAP measures have been provided to assist investors in evaluating the performance of the Company’s core operations and provide a baseline for analyzing trends in the Company’s underlying businesses. We strongly encourage investors to review the Company’s financial statements and publicly-filed reports in their entirety and not rely on any single financial measure.

When used in this release, organic revenue growth excludes the impact of currency fluctuation, strategic exits of product lines, acquisitions and divestitures and the impact of the 53rd week in fiscal 2021. Adjusted gross profit, adjusted operating expenses, adjusted operating income, adjusted net income and adjusted earnings per diluted share exclude restructuring and restructuring related costs, deal amortization expenses, asset impairments, accelerated device depreciation and related costs, costs related to compliance with the European Union Medical Device Regulation and In Vitro Diagnostic Regulation, integration and transaction costs, gains and losses on dispositions, certain tax settlements and unusual or infrequent and material litigation-related charges. Adjusted net income and adjusted earnings per diluted share also exclude the tax impact of these items. Free cash flow before restructuring and restructuring related costs is defined as cash provided by operating activities less capital expenditures, net of the proceeds from the sale of property, plant and equipment. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures to similarly titled measures used by other companies.

A reconciliation of non-GAAP historical financial measures to their most comparable GAAP measure are included at the end of the financial sections of this press release as well as on the Company’s website at www.haemonetics.com. The Company does not provide a quantitative reconciliation of its forward-looking organic revenue growth guidance by business unit to the comparable GAAP measure because forecasting the impact of foreign currency fluctuations by business unit is inherently uncertain and difficult to predict and is unavailable without unreasonable efforts. Additionally, the Company does not attempt to provide reconciliations of forward-looking adjusted operating margin guidance, adjusted earnings per diluted share guidance or free cash flow before restructuring and restructuring related costs guidance to the comparable GAAP measures because the combined impact and timing of recognition of certain potential charges or gains, such as restructuring costs and impairment charges, is inherently uncertain and difficult to predict and is unavailable without unreasonable efforts. In addition, the Company believes such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a substantial impact on GAAP measures of the Company’s financial performance.

Haemonetics Corporation Financial Summary
Condensed Consolidated Statements of Income for the Third Quarter of FY22 and FY21
(Data in thousands, except per share data)

	1/1/2022	12/26/2020	% Inc/(Dec)
			vs Prior Year
	(unaudited)
Net revenues	$259,769	$240,371	8.1%
Gross profit	138,565	120,257	15.2%

R&D	10,037	7,501	33.8%
S,G&A	80,726	65,641	23.0%
Amortization of intangible assets	12,151	7,805	55.7%
Gain on divestitures and sale of assets	—	(1,115)	n/m
Operating expenses	102,914	79,832	28.9%

Operating income	35,651	40,425	(11.8)%

Interest and other expense, net	(4,263)	(3,051)	39.7%
Income before taxes	31,388	37,374	(16.0)%

Tax expense	8,156	5,492	48.5%

Net income	$23,232	$31,882	(27.1)%

Net income per common share assuming dilution	$0.45	$0.62	(27.4)%

Weighted average number of shares:
Basic	51,094	50,789
Diluted	51,344	51,363

Profit Margins:			Inc/(Dec) vs prior year profit margin %
Gross profit	53.3%	50.0%	3.3%
R&D	3.9%	3.1%	0.8%
S,G&A	31.1%	27.3%	3.8%
Operating income	13.7%	16.8%	(3.1)%
Income before taxes	12.1%	15.5%	(3.4)%
Net income	8.9%	13.3%	(4.4)%

Haemonetics Corporation Financial Summary
Condensed Consolidated Statements of Income for the Year-to-Date FY22 and FY21
(Data in thousands, except per share data)

	1/1/2022	12/26/2020	% Inc/(Dec)
			vs Prior Year
	(unaudited)
Net revenues	$728,194	$645,434	12.8%
Gross profit	369,191	316,031	16.8%

R&D	33,591	22,014	52.6%
S,G&A	247,722	191,504	29.4%
Amortization of intangible assets	35,930	24,204	48.4%
Gain on divestitures and sale of assets	(9,603)	(32,613)	(70.6)%
Operating expenses	307,640	205,109	50.0%

Operating income	61,551	110,922	(44.5)%

Interest and other expense, net	(13,249)	(10,612)	24.8%
Income before taxes	48,302	100,310	(51.8)%

Tax expense	14,668	9,800	49.7%

Net income	$33,634	$90,510	(62.8)%

Net income per common share assuming dilution	$0.65	$1.77	(63.3)%

Weighted average number of shares:
Basic	51,024	50,634
Diluted	51,356	51,234

Profit Margins:			Inc/(Dec) vs prior year profit margin %
Gross profit	50.7%	49.0%	1.7%
R&D	4.6%	3.4%	1.2%
S,G&A	34.0%	29.7%	4.3%
Operating income	8.5%	17.2%	(8.7)%
Income before taxes	6.6%	15.5%	(8.9)%
Net income	4.6%	14.0%	(9.4)%

Revenue Analysis for the Third Quarter of FY22 and FY21
(Data in thousands)

	Three Months Ended
	1/1/2022	12/26/2020	Reported growth	Currency impact	Acquisition and Divestitures(1)	Other Strategic Exits(2)	Organic growth
	(unaudited)
Revenues by business unit
Plasma	$96,460	$101,934	(5.4)%	(0.1)%	—%	(3.3)%	(2.0)%
Blood Center	75,692	80,920	(6.5)%	0.8%	—%	—%	(7.3)%
Hospital(3)	82,273	52,651	56.3%	(0.6)%	46.4%	—%	10.5%
Net business unit revenues	$254,425	$235,505	8.0%	0.2%	10.1%	(1.3)%	(1.0)%
Service	5,344	4,866	9.8%	0.5%	—%	—%	9.3%
Total net revenues	$259,769	$240,371	8.1%	0.2%	10.1%	(1.4)%	(0.8)%
(1) Reflects the impact in Hospital related to the acquisition of Vascular Closure from Cardiva Medical Inc.

(2) Reflects adjustments to both fiscal 2022 and 2021 Plasma revenue due to certain strategic exits within the liquid solutions business.

(3) Hospital revenue includes Hemostasis Management revenue of $33.5 million and $28.5 million for the three months ended January 1, 2022 and December 26, 2020, respectively. Hemostasis Management revenue increased 17.5% in the third quarter of fiscal 2022 as compared with the same period of fiscal 2021. Hemostasis Management revenue increased 18.4%, on an organic basis, in the third quarter of fiscal 2022 as compared with the same period of fiscal 2021. Hospital revenue also includes Vascular Closure revenue of $24.3 million for the three months ended January 1, 2022. Vascular Closure revenue is excluded on an organic growth basis.

Revenue Analysis for the Year-to-Date FY22 and FY21
(Data in thousands)

	Nine Months Ended
	1/1/2022	12/26/2020	Reported growth	Currency impact	Acquisition and Divestitures(1)	Other Strategic Exits(2)	Organic growth
	(unaudited)
Revenues by business unit
Plasma	$250,244	$248,553	0.7%	0.3%	—%	(2.7)%	3.1%
Blood Center	225,379	233,622	(3.5)%	2.0%	(1.5)%	—%	(4.0)%
Hospital(3)	237,074	148,468	59.7%	1.5%	42.9%	—%	15.3%
Net business unit revenues	$712,697	$630,643	13.0%	1.2%	9.3%	(0.8)%	3.3%
Service	15,497	14,791	4.8%	3.1%	—%	—%	1.7%
Total net revenues	$728,194	$645,434	12.8%	1.2%	9.3%	(1.0)%	3.3%
(1) Reflects the impacts in Blood Center of (1.0%) and (0.5%) related to the divestitures of the Company’s U.S. blood donor management software solutions assets and of Inlog, respectively. Also reflects the impacts in Hospital of 44.5% related to the acquisition of Vascular Closure from Cardiva Medical Inc. and of (1.6%) related to the divestiture of InLog.

(2) Reflects adjustments to both fiscal 2022 and 2021 Plasma revenue due to certain strategic exits within the liquid solutions business.

(3) Hospital revenue includes Hemostasis Management revenue of $97.2 million and $78.5 million for the nine months ended January 1, 2022 and December 26, 2020, respectively. Hemostasis Management revenue increased 23.8% in the first nine months of fiscal 2022 as compared with the same period of fiscal 2021. Hemostasis Management revenue increased 23.2%, on an organic basis, in the first nine months of fiscal 2022 as compared with the same period of fiscal 2021. Hospital revenue also includes Vascular Closure revenue of $66.8 million for the nine months ended January 1, 2022. Vascular Closure revenue is excluded on an organic growth basis.

Condensed Consolidated Balance Sheets
(Data in thousands)

	As of
	1/1/2022	4/3/2021
	(unaudited)
Assets
Cash and cash equivalents	$236,877	$192,305
Accounts receivable, net	154,980	127,555
Inventories, net	305,741	322,614
Other current assets	31,857	51,072
Total current assets	729,455	693,546
Property, plant & equipment, net	238,841	217,559
Intangible assets, net	323,951	365,483
Goodwill	468,199	466,444
Other assets	70,930	76,891
Total assets	$1,831,376	$1,819,923

Liabilities & Stockholders' Equity
Short-term debt & current maturities	$144,064	$17,016
Other current liabilities	211,347	236,479
Total current liabilities	355,411	253,495
Long-term debt	633,118	690,592
Other long-term liabilities	112,072	144,166
Stockholders' equity	730,775	731,670
Total liabilities & stockholders' equity	$1,831,376	$1,819,923

Condensed Consolidated Statements of Cash Flows
(Data in thousands)

	Nine Months Ended
	1/1/2022	12/26/2020
	(unaudited)
Cash Flows from Operating Activities:
Net income	$33,634	$90,510
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	72,934	62,377
Contingent consideration expense	10,272	—
Share-based compensation expense	19,262	18,406
Amortization of fair value inventory step-up	5,295	—
Impairment of assets	5,144	1,028
Amortization of deferred finance costs	2,608	425
Deferred tax benefit	1,999	(3,953)
Provision for losses on inventory	(280)	3,779
Gains on divestitures and sale of assets	(9,603)	(32,613)
Change in other non-cash operating activities	1,103	89
Change in accounts receivable, net	(28,736)	18,588
Change in inventories, net	11,589	(33,728)
Change in other working capital	(21,008)	(17,650)
Net cash provided by operating activities	104,213	107,258
Cash Flows from Investing Activities:
Capital expenditures	(61,394)	(25,408)
Acquisition	(2,500)	(16,606)
Proceeds from divestitures	10,642	44,587
Proceeds from sale of property, plant and equipment	1,419	1,085
Net cash (used in) provided by investing activities	(51,833)	3,658
Cash Flows from Financing Activities:
Borrowings, net of repayments	(13,125)	(73,125)
Proceeds from employee stock programs	6,133	7,850
Other	8	(32)
Net cash used in financing activities	(6,984)	(65,307)
Effect of exchange rates on cash and cash equivalents	(824)	6,082
Net Change in Cash and Cash Equivalents	44,572	51,691
Cash and Cash Equivalents at Beginning of the Period	192,305	137,311
Cash and Cash Equivalents at End of Period	$236,877	$189,002

Free Cash Flow Reconciliation:
Cash provided by operating activities	$104,213	$107,258
Capital expenditures, net of proceeds from sale of property, plant and equipment	(59,975)	(24,323)
Free cash flow after restructuring and restructuring related costs	44,238	82,935
Restructuring and restructuring related costs	39,956	20,596
Tax benefit on restructuring and restructuring related costs	(8,353)	(4,424)
Free cash flow before restructuring and restructuring related costs	$75,841	$99,107

Reconciliation of Adjusted Measures for the Third Quarter of FY22 and FY21
(Data in thousands except per share data)
	Three Months Ended
	1/1/2022	12/26/2020
	(unaudited)
GAAP gross profit	$138,565	$120,257
Restructuring and restructuring related costs	3,226	2,355
Impairment of assets and PCS2 related charges	832	952
Adjusted gross profit	$142,623	$123,564

GAAP operating expenses	$102,914	$79,832
Deal amortization	(12,151)	(7,805)
Integration and transaction costs	(1,860)	—
MDR and IVDR costs(1)	(2,453)	(1,207)
Restructuring and restructuring related costs	(2,456)	(788)
Litigation-related charges	(138)	—
Impairment of assets and PCS2 related charges	(65)	(194)
Gain on divestitures and sale of assets	—	1,115
Adjusted operating expenses	$83,791	$70,953

GAAP operating income	$35,651	$40,425
Deal amortization	12,151	7,805
Integration and transaction costs	1,860	—
Restructuring and restructuring related costs	5,682	3,143
Impairment of assets and PCS2 related charges	897	1,146
MDR and IVDR costs(1)	2,453	1,207
Litigation-related charges	138	—
Gain on divestitures and sale of assets	—	(1,115)
Adjusted operating income	$58,832	$52,611

GAAP net income	$23,232	$31,882
Deal amortization	12,151	7,805
Integration and transaction costs	1,860	—
Restructuring and restructuring related costs	5,682	3,143
Impairment of assets and PCS2 related charges	897	1,146
MDR and IVDR costs(1)	2,453	1,207
Litigation-related charges	138	—
Gain on divestitures and sale of assets	—	(1,115)
Tax impact associated with adjustments	(3,512)	(2,623)
Adjusted net income	$42,901	$41,445

GAAP net income per common share	$0.45	$0.62
Adjusted items after tax per common share assuming dilution	0.39	0.19
Adjusted net income per common share assuming dilution	$0.84	$0.81
(1)Refers to European Union Medical Device Regulation (“MDR”) and In Vitro Diagnostic Regulation (“IVDR”) related costs.

Reconciliation of Adjusted Measures for Year-to-Date FY22 and FY21
(Data in thousands except per share data)
	Nine Months Ended
	1/1/2022	12/26/2020
	(unaudited)
GAAP gross profit	$369,191	$316,031
Restructuring and restructuring related costs	14,738	6,839
Integration and transaction costs	5,295	90
Impairment of assets and PCS2 related charges	4,547	2,184
Adjusted gross profit	$393,771	$325,144

GAAP operating expenses	$307,640	$205,109
Deal amortization	(35,930)	(24,204)
Integration and transaction costs	(13,923)	(2,973)
MDR and IVDR costs(1)	(7,171)	(2,696)
Restructuring and restructuring related costs	(5,512)	(4,744)
Litigation-related charges	(1,221)	—
Impairment of assets and PCS2 related charges	(243)	(2,044)
Gain on divestitures and sale of assets	9,603	32,613
Adjusted operating expenses	$253,243	$201,061

GAAP operating income	$61,551	$110,922
Deal amortization	35,930	24,204
Integration and transaction costs	19,218	3,063
Restructuring and restructuring related costs	20,250	11,583
Impairment of assets and PCS2 related charges	4,790	4,228
MDR and IVDR costs(1)	7,171	2,696
Litigation-related charges	1,221	—
Gain on divestitures and sale of assets	(9,603)	(32,613)
Adjusted operating income	$140,528	$124,083

GAAP net income	$33,634	$90,510
Deal amortization	35,930	24,204
Integration and transaction costs	19,218	3,063
Restructuring and restructuring related costs	20,250	11,583
Impairment of assets and PCS2 related charges	4,790	4,228
MDR and IVDR costs(1)	7,171	2,696
Litigation-related charges	1,221	—
Gain on divestitures and sale of assets	(9,603)	(32,613)
Tax impact associated with adjustments	(13,578)	(6,864)
Adjusted net income	$99,033	$96,807

GAAP net income per common share	$0.65	$1.77
Adjusted items after tax per common share assuming dilution	1.28	0.12
Adjusted net income per common share assuming dilution	$1.93	$1.89
(1)Refers to European Union Medical Device Regulation (“MDR”) and In Vitro Diagnostic Regulation (“IVDR”) related costs.

Projected Fiscal 2022 GAAP and Organic Revenue Growth Rates
FY 2022
GAAP Revenue Growth	12 - 14%
Currency impact	(1%)
Acquisitions and divestitures(1)	(9%)
Other strategic exits(2)	1%
53rd week(3)	2%
Organic Revenue Growth	5 - 7%
(1) Reflects adjustment to fiscal 2021 revenue as a result of the divestiture of the Company’s U.S. blood donor management software solutions assets and Inlog Holdings France SAS, as well as an adjustment to fiscal 2022 revenue related to the acquisition of Cardiva Medical, Inc.

(2) Reflects adjustments to Plasma revenue due to certain strategic exits within the liquid solutions business.

(3) Reflects adjustment to fiscal 2021 revenue for the impact of the 53rd week.